SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 2, 2013

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Winchester Circle

Los Gatos, CA 95032

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number including area code: (408) 540-3700

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 6, 2012, we announced that Netflix, Inc. (“Netflix”) and its Chief Executive Officer Reed Hastings each received a “Wells Notice” from the Staff of the Securities and Exchange Commission (“SEC”) indicating its intent to recommend that the Commission bring enforcement proceedings against Netflix and Mr. Hastings for alleged violations of Regulation Fair Disclosure, Section 13(a) of the Securities Exchange Act and Rules 13a-11 and 13a-15 thereunder. On April 2, 2013, the SEC issued a Report of Investigation in which it announced that the Commission has determined not to pursue an enforcement action.

The SEC’s Report of Investigation provided guidance to issuers such as Netflix regarding the use of social media to disclose material non-public information. In this regard, investors and others should note that we announce material financial information to our investors using our investor relations website (http://ir.netflix.com), SEC filings, press releases, public conference calls and webcasts. We use these channels as well as social media to communicate with our subscribers and the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media, and others interested in our company to review the information we post on the U.S. social media channels listed below. This list may be updated from time to time on Netflix’s investor relations website.

The Netflix Blog (http://blog.netflix.com)

The Netflix Tech Blog (http://techblog.netflix.com)

The Netflix Facebook Page (https://www.facebook.com/netflix)

The Netflix Twitter Feed (https://twitter.com/netflix)

Reed Hastings’ Public Facebook Page (https://www.facebook.com/reed1960)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

/s/ David Wells
By: David Wells
Title: Chief Financial Officer

Dated: April 10, 2013